UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 16, 2012

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 20, 2012, Fabrinet (the “Company”) issued a press release regarding its financial results for the fiscal quarter and year ended June 29, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 16, 2012, the board of directors of Fabrinet appointed Dr. Homa Bahrami as a Class I director, effective immediately. In addition, Dr. Bahrami was appointed as a member of the nominating and corporate governance committee of the board of directors.

Dr. Bahrami, 57, is a Senior Lecturer at the Haas School of Business, University of California, Berkeley. She is also a Faculty Director of the Center for Executive Education and a Board Member of the Center for Teaching Excellence at the Haas School of Business, where she has served on the faculty since 1986. She received a B.A. degree with honors in Sociology & Social Administration from Hull University and an M.Sc. in Industrial Administration and a Ph.D. in Organizational Behavior from Aston University in the United Kingdom. She was a member of the board of directors of FormFactor, Inc. from 2004 through 2010 and has been a member of the board of directors of FEI Company since February 2012.

Dr. Bahrami will participate in Fabrinet’s standard non-employee director compensation arrangements as decribed below. Dr. Bahrami will also receive restricted stock units with a fair market value of $25,644 based on the closing price of Fabrinet’s ordinary shares on August 23, 2012, which will vest in full on January 1, 2013. In addition, Dr. Bahrami will execute Fabrinet’s standard form of indemnification agreement.

Dr. Bahrami does not have any related party transactions that are required to be disclosed.

Approval of Fiscal 2013 Executive Incentive Plan

On August 16, 2012, the Compensation Committee (the “Committee”) of the Company’s board of directors adopted an executive incentive plan (the “Bonus Plan”) for the Company’s fiscal year ending June 28, 2013 (“fiscal 2013”). The Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934, as well as certain other employees of the Company, are eligible to participate in the Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Bonus Plan provides for a target bonus amount expressed as a percentage of a Participant’s base salary. David T. Mitchell, the Company’s Chief Executive Officer, has a target bonus of 100% of base salary, and all other Participants have a target bonus of between 50% and 75% of base salary. The maximum bonus that a Participant may receive under the Bonus Plan ranges from 100% to 200% of base salary.

The amount of bonus actually paid to a Participant will be based 100% on achievement of revenue and non-GAAP earnings per share (“EPS”) for fiscal 2013. These goals require achievement of revenue for fiscal 2013 in excess of $689 million and non-GAAP EPS for fiscal 2013 in excess of $1.54 per share. Overachievement of both revenue and non-GAAP EPS is required in order for any portion of the bonus with respect to the financial metrics to be paid under the Bonus Plan. The target bonuses will become payable if the Company achieves revenue and non-GAAP EPS that both exceed these financial metrics by 10%. If the Company achieves revenue and non-GAAP EPS that exceed these metrics by 20% or more, the maximum bonus with respect to these performance goals will become payable. Achievement of these goals at levels exceeding the financial metrics at between 0% and 20% will determine a bonus amount that is based on linear interpolation. The aggregate amount of bonuses payable under the Bonus Plan to Participants would be approximately $1.4 million at target performance; the aggregate maximum amount of bonuses payable to Participants would be approximately $2.8 million.

Item 8.01 – Other Events.

On August 16, 2012, the board of directors of Fabrinet approved the following changes to the standard compensation provided to non-employee directors for their service on Fabrinet’s board of directors:

Program Element	Previous Compensation	Current Compensation
Board – annual retainer	$25,000	$30,000
Chairman of the board – annual retainer (applicable only if the chairman is a non-employee director)	$15,000	$15,000
Lead independent director – annual retainer (applicable only if the chairman is an employee director)	$15,000	$15,000
Board attendance fee	$2,500 for each board meeting attended in person; $1,000 for each board meeting attended by video or teleconference	$2,500 for each board meeting attended in person; $1,000 for each board meeting attended by video or teleconference
Committee chair – annual retainer	Audit: $15,000 Compensation: $7,500 Nominating and Corporate Governance: $7,500	Audit: $15,000 Compensation: $10,000 Nominating and Corporate Governance: $7,500
Committee member – annual retainer	Audit: $3,000 Compensation: $3,000 Nominating and Corporate Governance: $3,000	Audit: $5,000 Compensation: $5,000 Nominating and Corporate Governance: $3,000

In addition, non-employee directors will receive the following equity compensation for their service on Fabrinet’s board of directors:

•

upon joining the board, an award of restricted stock units pro-rated to reflect a value equal to: $80,000, divided by the closing price of Fabrinet’s ordinary shares on the New York Stock Exchange on the date of grant and multiplied by the number of days beginning with the date the director joins the board and ending on the day immediately preceding the one year anniversary of the prior year’s annual shareholder meeting, divided by 365 days (an “Initial Grant”); and

•

on the date of each annual shareholder meeting, an award of restricted stock units valued at $80,000 based on the closing price of Fabrinet’s ordinary shares on the New York Stock Exchange on the date of each such annual shareholder meeting (an “Ongoing Grant”).

Restricted stock units granted pursuant to an Initial Grant and an Ongoing Grant will vest in full on January 1 following the next annual meeting of shareholders.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Paul Kalivas
Paul Kalivas Chief Administrative Officer, General Counsel and Secretary

Date: August 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 20, 2012